SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

FTI Consulting, Inc. (“FTI Consulting”) intends to use a presentation from time to time in its discussions with investors (the “Presentation”). The Presentation addresses FTI Consulting’s financial results for the second quarter and six months ended June 30, 2014, certain operating data, and past, present and future business drivers. A copy of the Presentation is furnished as Exhibit 99.1 and has been posted to the FTI Consulting website at www.fticonsulting.com.

The Presentation includes information regarding Segment Operating Income, Total Segment Operating Income, Adjusted EBITDA, Adjusted Segment EBITDA, Total Adjusted Segment EBITDA, Adjusted Net Income and Adjusted Earnings per Share.

FTI Consulting defines “Segment Operating Income” as a segment’s share of consolidated operating income. FTI Consulting defines “Total Segment Operating Income” as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Segment Operating Income and Total Segment Operating Income for the purpose of calculating “Adjusted Segment EBITDA” (as defined below) and “Total Adjusted Segment EBITDA” (as defined below), respectively.

FTI Consulting defines “Adjusted EBITDA” as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, and “Total Adjusted Segment EBITDA” as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. Although Adjusted EBITDA, Adjusted Segment EBITDA and Total Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), FTI Consulting believes that they can be useful operating performance measures. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of each of its segments because it believes it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. FTI Consulting also believes that these non-GAAP measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of FTI Consulting’s competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of FTI Consulting’s operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share” (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted EPS and uses Adjusted EPS to assess total FTI Consulting operating performance on a consistent basis. FTI Consulting believes that this measure, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of FTI Consulting’s business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to Non-GAAP financial measures are included in the Presentation.

The Presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions as of the date such forward-looking statements were made and are subject to significant risks and uncertainties. FTI Consulting does not undertake any responsibility for the adequacy, accuracy or completeness of these statements or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by the forward-looking statements.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Second Quarter 2014 Earnings Presentation of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 4, 2014	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Quarter 2014 Earnings Presentation of FTI Consulting, Inc.

5